Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Westmoreland Coal Company and Subsidiaries, or Westmoreland, and the combined consolidated historical financial statements of the Prairie Mines & Royalty Ltd. ("PMRL") and Coal Valley Resources Inc. ("CVRI") (collectively referred to as the "Canadian Subsidiaries") and has been prepared to reflect the acquisition of PMRL and CVRI, or the Canadian Acquisition, from Sherritt International, Inc. which was completed on April 28, 2014. They are presented for illustrative purposes only and may not be indicative of the combined company’s financial position or results of operations that would have actually occurred had the Canadian Acquisition been completed at or as of the dates indicated, nor are they indicative of our future operating results or financial position. The data in the unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2014 assume the Canadian Acquisition was completed on that date. The data in the unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2014 and 2013 assume the Canadian Acquisition was completed as of January 1, 2013.
The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the other materials filed with this Current Report on Form 8-K.
The Canadian Acquisition has been accounted for as a business combination in accordance with FASB ASC Topic 805. For purposes of these unaudited pro forma condensed combined financial statements, the acquisition price of the Canadian Subsidiaries has been allocated to the tangible assets acquired and liabilities assumed based on a preliminary estimate of those assets and liabilities. The actual amounts recorded upon finalization of the purchase price allocation may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial statements. Our financial statements issued after the completion of the Canadian Acquisition will reflect such fair values, which may materially differ from the amounts allocated to such tangible and intangible assets and liabilities in the historical financial statements of the Canadian Subsidiaries and will determine a new basis in such assets and liabilities that will be reflected in our accounting. In addition, the Canadian Acquisition will result in an increase in our leverage, leading to an increase in interest expense. As a result, amounts presented in our future consolidated financial statements and footnotes will not be comparable with those of historical periods and with the pro forma financial statements included in this Current Report on Form 8-K.
The combined consolidated financial statements provided to us in respect of the Canadian Subsidiaries (which form the basis of the unaudited pro forma combined financial information) were prepared in accordance with International Financial Reporting Standards, or IFRS, and therefore are not directly comparable to our financial statements which are prepared in accordance with generally accepted accounting principles in the United States or GAAP. Adjustments were made to the Canadian Subsidiaries’ combined consolidated financial statements from IFRS to GAAP by evaluating and documenting the existing differences between IFRS and GAAP. IFRS is a set of accounting principles more focused on objectives and principles and less reliant on detailed rules than GAAP. There are significant and material differences in several key areas between GAAP and IFRS which would affect Westmoreland. Additionally, GAAP provides specific guidance in classes of accounting transactions for which equivalent guidance in IFRS does not exist. Adjustments were also made to convert Canadian dollars to US dollars based on historical exchange rates, which may differ from future exchange rates.
The integration of the businesses we are acquiring in the Canadian Acquisition may not achieve the desired results. The unaudited pro forma condensed combined consolidated statements of operations and the unaudited pro forma condensed combined consolidated balance sheet do not reflect the cost of any integration activities or benefits from the Canadian Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on the consolidated results of operations in periods following the completion of the Canadian Acquisition.
Once the necessary due diligence has been completed, the final purchase price has been determined and the purchase price adjustments have been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined consolidated financial information.

Westmoreland Coal Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2014

	PMRL and CVRI Historical	Removal of Royalty and Highvale (a)	IFRS to GAAP, Currency Adjustments, and Reclassifications(b)	PMRL and CVRI Adjusted	Westmoreland Historical	Pro forma adjustments related to financing		Pro forma adjustments related to acquisition		Total Pro Forma
	(CAD in thousands)			(USD in thousands)
Assets
Current assets:
Cash and cash equivalents	$59,770	$—	$(6,709)	$53,061	$61,900	$385,014	(c)	$(436,237)	(f)	$63,738
Receivables:
Trade	70,631	(4,423)	(8,416)	57,792	64,715	—		—		122,507
Contractual third party reclamation receivables	—	—	—	—	8,213	—		—		8,213
Other	—	—	—	—	1,375	—		—		1,375
	70,631	(4,423)	(8,416)	57,792	74,303	—		—		132,095

Inventories	143,491	—	(22,195)	121,296	35,447	—		25,000	(g)	181,743
Restricted investments and bond collateral	—	—	—	—	16,900	(16,900)	(c)	—		—
Lease receivables	19,848	—	(8,166)	11,682	—	—		—		11,682
Deferred tax assets	—	—	5,219	5,219	—	—		1,807	(g)	7,026
Other current assets	204,267	(3)	(21,092)	183,172	16,643	—		(182,344)	(g)	17,471
Total current assets	498,007	(4,426)	(61,359)	432,222	205,193	368,114		(591,774)		413,755

Property, plant and equipment:
Land and mineral rights	—	—	—	—	278,198	—		249,829	(g)	528,027
Plant and equipment	1,391,668	—	75,860	1,467,528	673,189	—		(1,353,161)	(g)	787,556
	1,391,668	—	75,860	1,467,528	951,387	—		(1,103,332)		1,315,583
Less accumulated depreciation, depletion and amortization	1,048,342	—	(27,843)	1,020,499	461,754	—		(1,020,499)	(g)	461,754
Net property, plant and equipment	343,326	—	103,703	447,029	489,633	—		(82,833)		853,829

Advanced coal royalty	—	—	—	—	7,263	—		—		7,263
Reclamation deposits	—	—	—	—	75,315	—		—		75,315
Restricted investments and bond collateral	—	—	—	—	523,483	(467,319)	(c)	48,085	(f)	104,249
Contractual third party reclamation receivables	—	—	—	—	88,036	—		—		88,036
Intangible assets	557,533	(557,533)	—	—	1,099	—		—		1,099
Lease receivables	127,322	—	(43,428)	83,894	—	—		—		83,894
Other assets	12,378	—	32,692	45,070	17,125	5,511	(d)	(37,266)	(g)	30,440
Total Assets	$1,538,566	$(561,959)	$31,608	$1,008,215	$1,407,147	$(93,694)		$(663,788)		$1,657,880

Westmoreland Coal Company
Unaudited Pro Forma Condensed Combined Balanced Sheet (Continued)
As of March 31, 2014

	PMRL and CVRI Historical	Removal of Royalty and Highvale (a)	IFRS to GAAP, Currency Adjustments, and Reclassifications(b)	PMRL and CVRI Adjusted	Westmoreland Historical	Pro forma adjustments related to financing		Pro forma adjustments related to acquisition		Total Pro Forma
	(CAD in thousands)			(USD in thousands)
Liabilities and Shareholders' Deficit
Current liabilities:
Current installments of long-term debt	$299,930	$—	$9,434	$309,364	$48,586	$(18,000)	(e)	$(271,356)	(g)	$68,594
Trade payables	90,530	(516)	(9,701)	80,313	62,598	—		—		142,911
Production taxes	—	—	—	—	46,794	—		—		46,794
Workers' compensation	—	—	—	—	712	—		—		712
Postretirement medical benefits	—	—	—	—	13,955	—		—		13,955
SERP	—	—	—	—	390	—		—		390
Deferred revenue	—	—	—	—	16,034	—		—		16,034
Asset retirement obligation	19,355	—	(1,844)	17,511	22,227	—		10,635	(g)	50,373
Other current liabilities	51,700	(40)	(42,930)	8,730	24,390	—		(15,233)	(g)	17,887
Preferred shares note	732,094	—	(732,094)	—	—	—		—		—
Total current liabilities	1,193,609	(556)	(777,135)	415,918	235,686	(18,000)		(275,954)		357,650

Long-term debt, less current installments		—	91,470	91,470	751,645	(63,000)	(e)	—		780,115
Workers' compensation, less current portion	—	—	—	—	6,680	—		—		6,680
Excess of black lung benefit obligation over trust assets	—	—	—	—	9,376	—		—		9,376
Post retirement medical benefits, less current portion	—	—	—	—	271,275	—		—		271,275
Pension and SERP benefits, less current portion	—	—	—	—	23,524	—		—		23,524
Deferred revenue, less current portion	—	—	—	—	43,299	—		—		43,299
Asset retirement obligation, less current portion	151,911	—	(8,365)	143,546	259,036	—		(48,566)	(g)	354,016
Intangible liabilities	—	—	—	—	5,339	—		—		5,339
Deferred tax liabilities	121,338	(104,547)	2,712	19,503	—	—		4,310	(g)	23,813
Other liabilities	99,286	(656)	(101,064)	(2,434)	7,503	—		2,434	(g)	7,503
Total Liabilities	1,566,144	(105,759)	(792,382)	668,003	1,613,363	(81,000)		(317,776)		1,882,590

Shareholders' deficit:
Preferred Stock	—	—	—	—	121	—		—		121
Common Stock	708,460	—	(24,550)	683,910	37,155	—		(683,910)		37,155
Other Paid in Capital	2,028	—	(1,935)	93	134,952	—		(93)		134,952
Accumulated other comprehensive loss	804	—	25,842	26,646	(63,369)	—		(26,646)		(63,369)
Accumulated earnings (deficit)	(738,870)	(456,200)	824,633	(370,437)	(315,075)	(12,694)		364,637		(333,569)
Total shareholders' deficit	(27,578)	(456,200)	823,990	340,212	(206,216)	(12,694)		(346,012)		(224,710)
Noncontrolling interest	—	—	—	—	—	—		—		—
Total equity (deficit)	(27,578)	(456,200)	823,990	340,212	(206,216)	(12,694)		(346,012)		(224,710)
Total Liabilities and Shareholders' Deficit	$1,538,566	$(561,959)	$31,608	$1,008,215	$1,407,147	$(93,694)		$(663,788)		$1,657,880
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Westmoreland Coal Company
Unaudited Pro Forma Condensed Combined Statement of Operations
Three months ended March 31, 2014

	PMRL/CVRI Historical	Removal of Royalty and Highvale (a)	IFRS to GAAP, Currency Adjustments, and Reclassifications (b)	PMRL and CVRI Adjusted	Westmoreland Historical	Pro forma adjustments related to financing		Pro forma adjustments related to acquisition		Total Pro Forma
	(CAD in thousands)			(USD in thousands)
Revenues	$203,201	$(10,879)	$(18,907)	$173,415	$180,202	$—		$—		$353,617
Costs and expenses:
Cost of sales	153,527	(147)	(18,542)	134,838	138,630	—		2,299	(i)	275,767
Depreciation, depletion, and amortization	28,134	(2,724)	(1,880)	23,530	16,059	—		(18,677)	(j)	20,912
Income from equity affiliates	—	—	(1,265)	(1,265)	—	—		—		(1,265)
Selling and administrative	5,790	—	(590)	5,200	13,331	—		—		18,531
Heritage health benefits	—	—	—	—	3,544	—		—		3,544
Loss (gain) on sales of assets	—	—	(56)	(56)	38	—		—		(18)
Restructuring charges	—	—	—	—	397	—		—		397
Other operating income	—	—	—	—	150	—		—		150
	187,451	(2,871)	(22,333)	162,247	172,149	—		(16,378)		318,018
	15,750	(8,008)	3,426	11,168	8,053	—		16,378		35,599
Other income (expense):
Interest expense	(6,913)	—	1,187	(5,726)	(20,798)	(9,143)	(h)	—		(35,667)
Interest income	3,722	(11)	(1,506)	2,205	302	—		—		2,507
Loss on foreign exchange	—	—	—	—	(6,790)	—		—		(6,790)
Other income	(15,336)	—	15,336	—	93	—		—		93
	(18,527)	(11)	15,017	(3,521)	(27,193)	(9,143)		—		(39,857)
Income (loss) before income taxes	(2,777)	(8,019)	18,443	7,647	(19,140)	(9,143)		16,378		(4,258)
Income tax expense (benefit)	2,160	(2,022)	2,607	2,745	(110)	—		1,108	(k)	3,743
Net income (loss)	(4,937)	(5,997)	15,836	4,902	(19,030)	(9,143)		15,270		(8,001)
Less: net loss attributable to noncontrolling interests	—	—	—	—	—	—		—		—
Net income (loss) attributable to Parent company	(4,937)	(5,997)	15,836	4,902	(19,030)	(9,143)		15,270		(8,001)
Less: preferred stock dividend requirements	—	—	—	—	261	—		—		261
Net income (loss) per share applicable to Common shareholders	$(4,937)	$(5,997)	$15,836	$4,902	$(19,291)	$(9,143)		$15,270		$(8,262)

EBITDA RECONCILIATION
Net income (loss)				$4,902	$(19,030)					$(8,001)
Income tax expense (benefit)				2,745	(110)					3,743
Other loss (income)				—	(93)					(93)
Interest income				(2,205)	(302)					(2,507)
Loss on foreign exchange				—	6,790					6,790
Interest expense				5,726	20,798					35,667
Depreciation, depletion and amortization				23,530	16,059					20,912
Accretion of ARO and receivable				1,426	3,479					7,204
Amortization of intangible assets and liabilities				—	153					153
EBITDA				36,124	27,744					63,868
Customer payments received treated as lease receivables under GAAP				4,971	—					4,971
Restructuring expenses				—	397					397
(Gain)/loss on sale of assets and other adjustments				1,963	38					2,001
Share-based compensation				82	728					810
Adjusted EBITDA				$43,140	$28,907					$72,047

Westmoreland Coal Company
Unaudited Pro Forma Condensed Combined Statement of Operations
Three months ended March 31, 2013

	PMRL/CVRI Historical	Removal of Royalty and Highvale (a)	IFRS to GAAP, Currency Adjustments, and Reclassifications (b)	PMRL and CVRI Adjusted	Westmoreland Historical	Pro forma adjustments related to financing		Pro forma adjustments related to acquisition		Total Pro Forma
	(CAD in thousands)			(USD in thousands)
Revenues	$179,338	$(23,176)	$(1,837)	$154,325	$161,448	$—		$—		$315,773
Costs and expenses:
Cost of sales	140,489	(11,036)	3,434	132,887	130,421	—		1,628	(i)	264,936
Depreciation, depletion, and amortization	24,868	(3,902)	1,314	22,280	14,426	—		(17,427)	(j)	19,279
Income from equity affiliates	—	—	(1,439)	(1,439)	—	—		—		(1,439)
Selling and administrative	3,417	2,161	503	6,081	11,887	—		—		17,968
Heritage health benefits	—	—	—	—	3,951	—		—		3,951
Loss (gain) on sales of assets	—	—	2,719	2,719	(234)	—		—		2,485
Impairment loss	—	11,848	(11,848)	—	—	—		—		—
Other operating income	(33,867)	34,176	(3)	306	(4,737)	—		—		(4,431)
	134,907	33,247	(5,320)	162,834	155,714	—		(15,799)		302,749
	44,431	(56,423)	3,483	(8,509)	5,734	—		15,799		13,024
Other income (expense):
Interest expense	(5,100)	61	3,361	(1,678)	(10,160)	(8,761)	(h)	—		(20,599)
Interest income	3,930	(279)	(1,402)	2,249	297	—		—		2,546
Other income	(15,176)	—	15,176	—	70	—		—		70
	(16,346)	(218)	17,135	571	(9,793)	(8,761)		—		(17,983)
Income (loss) before income taxes	28,085	(56,641)	20,618	(7,938)	(4,059)	(8,761)		15,799		(4,959)
Income tax expense (benefit)	7,378	(13,896)	72	(6,446)	28	—		7,785	(k)	1,367
Net income (loss)	20,707	(42,745)	20,546	(1,492)	(4,087)	(8,761)		8,014		(6,326)
Less: net loss attributable to noncontrolling interests	—	—	—	—	(1,702)	—		—		(1,702)
Net income (loss) attributable to Parent company	20,707	(42,745)	20,546	(1,492)	(2,385)	(8,761)		8,014		(4,624)
Less: preferred stock dividend requirements	—	—	—	—	340	—		—		340
Net income (loss) per share applicable to Common shareholders	$20,707	$(42,745)	$20,546	$(1,492)	$(2,725)	$(8,761)		$8,014		$(4,964)

EBITDA RECONCILIATION
Net loss				$(1,492)	$(4,087)					$(6,326)
Income tax expense (benefit)				(6,446)	28					1,367
Other loss (income)				—	(70)					(70)
Interest income				(2,249)	(297)					(2,546)
Interest expense				1,678	10,160					20,599
Depreciation, depletion and amortization				22,280	14,426					19,279
Accretion of ARO and receivable				1,758	3,180					6,566
Amortization of intangible assets and liabilities				—	164					164
EBITDA				15,529	23,504					39,033
Customer payments received treated as lease receivables under GAAP				5,879	—					5,879
(Gain)/loss on sale of assets and other adjustments				6,422	(234)					6,188
Share-based compensation				100	2,386					2,486
Adjusted EBITDA				$27,930	$25,656					$53,586

Westmoreland Coal Company and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation
The unaudited pro forma condensed combined financial information presented are based on the historical financial statements of Westmoreland Coal Company and the combined consolidated financial statements of the Canadian Subsidiaries and have been prepared to reflect the Canadian Acquisition. They are presented for illustrative purposes only and may not be indicative of the combined company’s financial position or results of operations that would have actually occurred had the Canadian Acquisition been completed at or as of the dates indicated, nor are they indicative of our future operating results or financial position. The data in the unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2014 assume the Canadian Acquisition was completed on that date. The data in the unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2014 and 2013 assume the Canadian Acquisition was completed as of January 1, 2013.
Pro forma adjustments reflected in the unaudited pro forma condensed combined consolidated balance sheet are based on items that are directly attributable to the proposed Canadian Acquisition and factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed combined consolidated statements of operations are based on items directly attributable to the Canadian Acquisition, factually supportable and expected to have a continuing impact on Westmoreland.
The combined consolidated financial statements provided to us in respect of the Canadian Subsidiaries (which form the basis of the unaudited pro forma combined financial information regarding the Canadian Subsidiaries presented herein) were prepared in accordance with IFRS, and therefore are not directly comparable to our financial statements which are prepared in accordance with GAAP. IFRS is a set of accounting principles more focused on objectives and principles and less reliant on detailed rules than GAAP. There are significant and material differences in several key areas between GAAP and IFRS which would affect Westmoreland. Additionally, GAAP provides specific guidance in classes of accounting transactions for which equivalent guidance in IFRS does not exist. Adjustments were made to the Canadian Subsidiaries’ financial statements from IFRS to GAAP by evaluating and documenting the existing differences between IFRS and GAAP. Adjustments were also made to convert Canadian dollars to US dollars based on historical exchange rates, which may differ from future exchange rates.
At this time, Westmoreland has not completed a detailed valuation analysis to determine the fair values of the Canadian Subsidiaries’ assets and liabilities and accordingly, the unaudited pro forma condensed combined consolidated financial statements include a preliminary allocation of the purchase price based on assumptions and estimates which, while considered reasonable under the circumstances, are subject to changes, which may be material. Additionally, Westmoreland has not completed the due diligence necessary to identify items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of these unaudited pro forma condensed combined consolidated financial statements.
Upon completion of a detailed valuation analysis, there may be additional increases or decreases to the recorded book values of the Canadian Subsidiaries’ assets and liabilities, including, but not limited to, mineral reserves, property and equipment, asset retirement obligations, leases and loans receivable, capital lease obligations, coal supply agreements and other intangible assets that will give rise to future amounts of depletion, depreciation and amortization expenses or credits; or interest income and expense; that are not reflected in this unaudited pro forma condensed combined consolidated financial information. Accordingly, once the necessary due diligence is completed, the final purchase price is determined and the purchase price allocation is completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined consolidated financial information. Additionally, the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations and do not reflect the cost of any integration activities or benefits from the Canadian Acquisition and synergies that may be derived from any integration activities, both of which may have a material impact on the consolidated results of operations in periods following the completion of the Canadian Acquisition.
Certain amounts in the Canadian Subsidiaries’ combined consolidated balance sheet and statements of operations have been reclassified to conform to the Westmoreland presentation.
 Note 2. Preliminary Purchase Price
The preliminary purchase price of approximately $452.3 million was made up of $322.8 million of cash consideration and the assumption of an estimated $129.5 million of capital leases, which includes certain adjustments provided for in the Arrangement Agreement, relating to, among other things, working capital, indebtedness, pension plan funding and coal inventory.

Note 3. Pro forma adjustments

(a)
Reflects the removal of the Highvale Mine and Royalty Ltd. from the historical financial statements of the historical PMRL and CVRI. The Highvale contract mining operation was terminated in January 2013. The royalty business was transferred to another party concurrently with the closing of the Canadian Acquisition.

(b)
Reflects adjustments for IFRS to GAAP conversion, currency adjustments from Canadian dollars to US dollars based on historical exchange rates, and certain reclassifications to conform to the presentation of Westmoreland’s financial statements. IFRS to GAAP adjustments include the removal of approximately $6.7 million of deferred stripping costs from the balance sheet and related adjustments to the statements of operations. Additionally, certain equipment in the amount of $83..0 million has been reclassified from Leases and loans receivables to Property, plant and equipment; with resulting adjustments to the income statement. Reclassifications involved the movement of capital lease obligations of approximately $38.0 million from Other current liabilities to Current installments of long-term debt and approximately $91.5 million from Other liabilities to Long-term debt, less current installments. See Appendix A for further detailed breakdown of the components of this column related to the Balance Sheet and Statement of Operations as of and for the three months ended March 31, 2014. See Appendix B for further detailed breakdown of the components of this column related to the Statement of Operations for the three months ended March 31, 2013.

Also, intercompany debt of approximately $732 million has been removed from the balance sheet and related financing costs from the statements of operations. The intercompany debt of $732 million was settled through a series of transactions and equity transfers within Sherritt prior to Westmoreland Coal Company’s acquisition of the Canadian Subsidiaries. As a result, Westmoreland Coal Company did not have any cash flows related to the settlement of the intercompany debt.

(c)	Reflects the following pro forma adjustments to financing:

Amounts released from Restricted investments and bond collateral at closing of the acquisition:
Proceeds for the issuance of the 10.75% Senior Secured Notes, net of commitment fees	$454,219
WML Debt reserve release	13,100
467,319
Senior Notes escrow release	16,900
Cash outflows:
Make-whole fees for the early extinguishment of the term debt issued by Westmoreland Mining, LLC, or WML, referred to herein as the WML Notes	(11,487)
Repayment of principal on the WML Notes	(81,000)
Debt issuance costs	(6,718)
$385,014

(d)
Reflects debt issuance costs of $6.7 million from issuing the 10.75% Senior Secured Notes and the write off of $1.2 million of unamortized debt issuance costs for the early extinguishment of the WML Notes.

(e)	Reflects a reduction for the repayment of the current portion of the WML Notes of $18.0 million and the noncurrent portion of the WML Notes of $63.0 million.

(f)	Reflects the following pro forma adjustments to cash flows related to the acquisition (in thousands):

Initial payment for Canadian Subsidiaries	$282,788
Estimated payment for Canadian Subsidiaries for working capital adjustment	40,000
322,788
Settlement of foreign currency derivative related to initial payment for the Canadian Subsidiaries	6,503
Other acquisition costs	5,800
Bonding related to the environmental requirements in connection with the Canadian Acquisition	48,085
Elimination of PMRL and CVRI cash and cash equivalents at March 31, 2014	53,061
$436,237

(g)
Reflects adjustments to record amounts at estimated fair value. Management has used certain estimates and assumptions in estimating fair value, however, a detailed analysis has not been completed on the individual assets and liabilities of the Canadian Subsidiaries and actual results may differ materially from these estimates.

The detailed estimated preliminary purchase price allocation is as follows (in thousands):

Cash to be paid	$322,788
Assumption of capital leases obligations	129,478
$452,266
Allocation:
Trade receivables	$57,792
Inventories	146,296
Leases and loans receivable	95,576
Land and mineral reserves	249,829
Property, plant and equipment	114,367
Other assets	8,632
Deferred tax assets	7,026
Less assumption of other liabilities:
Asset retirement obligations	(123,126)
Trade payables	(80,313)
Deferred tax liabilities	(23,813)
$452,266

The pro forma adjustments to the unaudited pro forma condensed combined statement of operations are of a recurring nature and follow:

(h)
Reflects the interest expense of the 10.75% Senior Secured Notes. Also includes amortization of debt issuance costs (11.7% assumed effective interest rate) related to the debt obtained for the Canadian Acquisition and amortization of debt premium (9.2% assumed effective interest rate).

(i)	Reflects the adjustment to the accretion expense of the asset retirement obligations as a result of adjustments to record these items at fair market value.

(j)
Reflects the adjustment to depreciation, depletion and amortization expense of the land and mineral rights and plant and equipment as a result of adjustments to record these items at fair market value.

(k)
Reflects the income tax effect of the pro forma adjustments based on a 34% statutory rate for Westmoreland Coal Company and an estimated Canadian statutory rate of 26% for PMRL and CVRI. Adjustments have been made under the assumption that Westmoreland Coal Company and CVRI have full valuation allowances recorded against their net deferred tax assets.

Appendix A
Pro Forma Balance Sheet Adjustments
As of March 31, 2014
(In thousands)

	IFRS to US GAAP								Currency	Reclassifications
	Pushdown	Inventory	ARO	Pension	Equity Method	Lease Receivable	Deferred Taxes	IFRS to US GAAP						Reclassifi- cations
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Subtotal	(8)	(9)	(10)	(11)	(12)	Subtotal	Total
Assets
Current assets:
Cash and cash equivalents	$—	$—	$—	$—	$(1,122)	$—	$—	$(1,122)	$(5,587)	$—	$—	$—	$—	$—	$(6,709)
Current - Trade Receivables	—	—	—	—	(2,320)	—	—	(2,320)	(6,096)	—	—	—	—	—	(8,416)
Inventories	—	(6,703)	(1,001)	—	(1,718)	—	—	(9,422)	(12,773)	—	—	—	—	—	(22,195)
Lease receivables	—	—	—	—	—	(6,936)	—	(6,936)	(1,230)	—	—	—	—	—	(8,166)
Deferred tax assets	—	—	—	—	—	—	5,769	5,769	(550)	—	—	—	—	—	5,219
Other current assets	—	—	—	—	(25)	—	—	(25)	(19,457)	—	—	—	(1,610)	(1,610)	(21,092)
Total current assets	—	(6,703)	(1,001)	—	(5,185)	(6,936)	5,769	(14,056)	(45,693)	—	—	—	(1,610)	(1,610)	(61,359)
Property, plant and equipment:
Plant and equipment	—	—	10,811	—	(38,087)	157,119	—	129,843	(154,531)	—	—	100,548	—	100,548	75,860
Less accumulated depreciation, depletion and amortization	—	—	11,179	—	(5,661)	74,097	—	79,615	(107,458)	—	—	—	—	—	(27,843)
Net property, plant and equipment	—	—	(368)	—	(32,426)	83,022	—	50,228	(47,073)	—	—	100,548	—	100,548	103,703

Lease receivables	—	—	—	—	—	(77,038)	—	(77,038)	(8,834)	—	—	42,444	—	42,444	(43,428)
Other assets	—	—	—	—	35,658	—	—	35,658	(4,576)	—	—	—	1,610	1,610	32,692
Total Assets	$—	$(6,703)	$(1,369)	$—	$(1,953)	$(952)	$5,769	$(5,208)	$(106,176)	$—	$—	$142,992	$—	$142,992	$31,608

Appendix A (continued)
Pro Forma Balance Sheet Adjustments (continued)
As of March 31, 2014
(In thousands)

	IFRS to US GAAP								Currency	Reclassifications
	Pushdown	Inventory	ARO	Pension	Equity Method	Lease Receivable	Deferred Taxes	IFRS to US GAAP						Reclassifi- cations
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Subtotal	(8)	(9)	(10)	(11)	(12)	Subtotal	Total
Liabilities and Shareholders' Deficit
Current liabilities:
Current installments of long-term debt	$—	$—	$—	$—	$—	$—	$—	$—	$(28,574)	$—	$—	$—	$38,008	$38,008	$9,434
Trade payables	—	—	—	—	(1,234)	—	—	(1,234)	(8,467)	—	—	—	—	—	(9,701)
Asset retirement obligation	—	—	—	—	—	—	—	—	(1,844)	(2,575)	—	—	—	(2,575)	(4,419)
Other current liabilities	—	—	—	—	—	—	—	—	(4,922)	2,575	—	—	(38,008)	(35,433)	(40,355)
Preferred shares note	—	—	—	—	—	—	—	—	(69,745)	—	(662,349)	—	—	(662,349)	(732,094)
Total current liabilities	—	—	—	—	(1,234)	—	—	(1,234)	(113,552)	—	(662,349)	—	—	(662,349)	(777,135)
Long-term debt, less current installments	—	—	—	—	—	—	—	—	—	—	—	—	91,470	91,470	91,470
Asset retirement obligation, less current portion	—	—	7,469	—	(719)	—	—	6,750	(15,115)	—	—	—	—	—	(8,365)
Deferred tax liabilities	—	—	(1,003)	—	—	—	5,769	4,766	(2,054)	—	—	—	—	—	2,712
Other liabilities	—	—	—	(219)	—	—	—	(219)	(9,375)	—	—	—	(91,470)	(91,470)	(101,064)
Total Liabilities	—	—	6,466	(219)	(1,953)	—	5,769	10,063	(140,096)	—	(662,349)	—	—	(662,349)	(792,382)
Shareholders' deficit:
Common Stock	—	—	—	—	—	—	—	—	(24,550)	—	—	—	—	—	(24,550)
Other Paid in Capital	—	—	—	—	—	—	—	—	(1,935)	—	—	—	—	—	(1,935)
Accumulated other comprehensive loss	—	—	—	247	—	(952)	—	(705)	26,547	—	—	—	—	—	25,842
Accumulated earnings (deficit)	—	(6,703)	(7,835)	(28)	—	—	—	(14,566)	33,858	—	662,349	142,992	—	805,341	824,633
Total shareholders' deficit	—	(6,703)	(7,835)	219	—	(952)	—	(15,271)	33,920	—	662,349	142,992	—	805,341	823,990
Total Liabilities and Shareholders' Deficit	$—	$(6,703)	$(1,369)	$—	$(1,953)	$(952)	$5,769	$(5,208)	$(106,176)	$—	$—	$142,992	$—	$142,992	$31,608

Appendix A (continued)
Pro Forma Statement of Operations Adjustments
Three months ended March 31, 2014
(In thousands)

	IFRS to US GAAP								Currency	Reclassifications
	Pushdown	Inventory	ARO	Pension	Equity Method	Lease Receivable	Deferred Taxes	IFRS to US GAAP						Reclassifi- cations
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Subtotal	(8)	(9)	(10)	(11)	(12)	Subtotal	Total

Revenues	$—	$—	$—	$—	$(3,909)	$2,946	$—	$(963)	$(17,944)	$—	$—	$—	$—	$—	$(18,907)
Costs and expenses:
Cost of sales	—	(3,535)	(439)	—	(2,188)	—	—	(6,162)	(13,805)	—	—	—	1,426	1,426	(18,541)
Depreciation, depletion, and amortization	—	—	(1,177)	—	(386)	1,947	—	384	(2,419)	—	—	—	155	155	(1,880)
Income from equity affiliates	—	—	—	—	(1,396)	—	—	(1,396)	131	—	—	—	—	—	(1,265)
Selling and administrative	—	—	—	119	—	—	—	119	(554)	—	—	—	(155)	(155)	(590)
Loss (gain) on sales of assets	—	—	—	—	—	—	—	—	—	—	—	—	(56)	(56)	(56)
Obed incident response costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Restructuring charges	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Impairment loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other operating income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	(3,535)	(1,616)	119	(3,970)	1,947	—	(7,055)	(16,646)	—	—	—	1,369	1,369	(22,332)
Operating income (loss)	—	3,535	1,616	(119)	61	999	—	6,092	(1,297)	—	—	—	(1,369)	(1,369)	3,425
Other income (expense):
Interest expense	—	—	(856)	—	(61)	—	—	(917)	734	—	—	—	1,369	1,369	1,187
Interest income	—	—	—	—	—	(1,276)	—	(1,276)	(228)	—	—	—	—	—	(1,504)
Other income	15,336	—	—	—	—	—	—	15,336	—	—	—	—	—	—	15,336
	15,336	—	(856)	—	(61)	(1,276)	—	13,143	506	—	—	—	1,369	1,369	15,018
Income (loss) before income taxes	15,336	3,535	760	(119)	—	(277)	—	19,235	(791)	—	—	—	—	—	18,444
Income tax expense (benefit)	2,000	921	134	(91)	—	(72)	—	2,891	(284)	—	—	—	—	—	2,607
Net income (loss)	$13,336	$2,614	$626	$(28)	$—	$(205)	$—	$16,344	$(507)	$—	$—	$—	$—	$—	$15,837
_____________________

(1)	Under IFRS, pushdown accounting was not permitted for standalone financial statements, while under US GAAP, pushdown accounting is required when the subsidiary is 100% owned by the parent.

(2)	Adjustments to inventories and cost of sales for pit inventories related to the inclusion of stripping costs into inventories under IFRS and exclusion of stripping costs under US GAAP.

(3)
Under IFRS, the determination of the present value of the asset retirement obligation (ARO) is adjusted each reporting period to current discount rates, while under US GAAP, changes in discount rates are only applied to changes in estimates.

(4)	Under US GAAP, pension benefits expense includes the amortization of actuarial losses and transition obligations resulting in a $0.12 million increase in selling and administrative expense.

(5)	Under IFRS, the operations of the Bienfait joint venture are accounted for using proportional consolidation, while under US GAAP, it is accounted for using equity method accounting.

(6)
Under IFRS, certain arrangements with customers treat activities as leasing activities, while under US GAAP, these activities are treated as normal operating activities and the related assets are treated as property of the Company.

(7)	Under IFRS, deferred tax assets and liabilities are recorded as long term while, under US GAAP they are recorded as current or long term, as appropriate.

(8)
Currency adjustments: Balance sheet currency translations were calculated at the March 31, 2014 historical spot rate of 1.1053 for CAD/USD. The Statement of operations was translated at the historical average rate of 1.1035 of CAD/USD.

(9)	Obed incident reclamation liabilities of $2.6 million were recorded under current ARO and reclassified to Other current liabilities.

(10)	Elimination from Intercompany debt of approximately $662.3 million (CAD732.1 million) since the debt was settled prior to the closing of the Canadian Acquisition.

(11)
$100.5 million of Property, plant and equipment and $42.4 million of Lease receivables were reclassed to intangibles under the column "Removal of Royalty and Highvale" related to the impairment recorded by Sherrritt as of December 31, 2013.

(12)
This column includes reclassifications to conform to the Company's presentation as follows: (1) $1.6 million of deferred financing costs was reclassified from current to noncurrent, (2) $38.0 million and $91.5 million of current and long-term capital lease obligations, respectively, were reclassified to debt obligations, (3) accretion expense of $1.4 million included in interest expense was reclassified to cost of sales, (4) gain on sale of assets of $0.06 million included in interest expense was reclassified to gain on sale of assets and (5) $0.16 million of depreciation expense recorded in selling and administrative were reclassified to depreciation, depletion and amortization.

Appendix B
Pro Forma Statement of Operations Adjustments
Three months ended March 31, 2013
(In thousands)

	IFRS to US GAAP							Currency	Reclassifi- cations
	Pushdown	Inventory	ARO	Pension	Equity Method	Lease Receivable	IFRS to US GAAP
	(1)	(2)	(3)	(4)	(5)	(6)	Subtotal	(7)	(8)	Total

Revenues	$—	$—	$—	$—	$(3,589)	$3,125	$(464)	$(1,374)	$—	$(1,837)
Costs and expenses:
Cost of sales	2,686	2,271	(305)	—	(1,809)	—	2,844	(1,167)	1,758	3,434
Depreciation, depletion, and amortization	(1,029)	—	655	—	(364)	2,100	1,363	(197)	149	1,314
Income from equity affiliates	—	—	—	—	(1,452)	—	(1,452)	13		(1,439)
Selling and administrative	—	—	—	707	—	—	707	(55)	(149)	503
Loss (gain) on sales of assets	—	—	—	—	—	—	—	—	2,719	2,719
Impairment loss	(11,848)	—	—	—	—	—	(11,848)	—	—	(11,848)
Other operating income	—	—	—	—	—	—	—	(3)		(3)
	(10,191)	2,271	350	707	(3,624)	2,100	(8,387)	(1,410)	4,477	(5,320)
Operating income (loss)	10,191	(2,271)	(350)	(707)	36	1,025	7,924	36	(4,477)	3,483
Other income (expense):
Interest expense	—	—	(1,135)	—	(36)	—	(1,171)	55	4,477	3,361
Interest income	—	—	—	—	—	(1,382)	(1,382)	(20)	—	(1,402)
Other income	15,176	—	—	—	—	—	15,176	—	—	15,176
	15,176	—	(1,135)	—	(36)	(1,382)	12,624	35	4,477	17,135
Income (loss) before income taxes	25,367	(2,271)	(1,485)	(707)	—	(357)	20,547	71	—	20,618
Income tax expense (benefit)	4,630	(592)	(387)	(3,544)	—	(93)	14	57	—	72
Net income (loss)	$20,737	$(1,679)	$(1,098)	$2,837	$—	$(264)	$20,533	$13	$—	$20,546
_____________________

(1)	Under IFRS, pushdown accounting was not permitted for standalone financial statements, while under US GAAP, pushdown accounting is required when the subsidiary is 100% owned by the parent.

(2)	Adjustments to inventories and cost of sales for pit inventories related to the inclusion of stripping costs into inventories under IFRS and exclusion of stripping costs under US GAAP.

(3)
Under IFRS, the determination of the present value of the asset retirement obligation (ARO) is adjusted each reporting period to current discount rates, while under US GAAP, changes in discount rates are only applied to changes in estimates.

(4)	Under US GAAP, pension benefits expense includes the amortization of actuarial losses and transition obligations resulting in a $0.7 million increase in selling and administrative expense.

(5)	Under IFRS, the operations of the Bienfait joint venture are accounted for using proportional consolidation, while under US GAAP, it is accounted for using equity method accounting.

(6)
Under IFRS, certain arrangements with customers treat activities as leasing activities, while under US GAAP, these activities are treated as normal operating activities and the related assets are treated as property of the Company.

(7)	Currency adjustments: The Statement of operations was translated at the historical average rate of 1.0089 of CAD/USD.

(8)
This column includes reclassifications to conform to the Company's presentation as follows: (1) accretion expense of $1.8 million included in interest expense was reclassified to cost of sales, (2) gain on sale of assets of $2.7 million included in interest expense was reclassified to gain on sale of assets and (3) $0.15 million of depreciation expense recorded in selling and administrative were reclassified to depreciation, depletion and amortization.